                                Exhibit Form 10K
                             Integral Vision, Inc.

                           Quarter Ended June 30,1999
                         Commission File number 0-12728

3.1  Articles of Incorporation, as amended

C&S 510 (10/98)
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MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES
AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
     Date Received                             (FOR BUREAU USE ONLY)
     Mar 27, 1996                  This document is effective on the date filed,
                                   unless a subsequent effective date within 90 days after received date is stated in the document.


================================================================================
Name
Warren, Cameron, Faust & Asciutto P.C.                         EFFECTIVE DATE:

--------------------------------------
Address
P.O. Box 26067
--------------------------------------
City          State           Zip Code
Lansing        MI              48909
================================================================================

   Document will be returned to the name and
    address you enter above. If left blank
document will be mailed to the registered office.

                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

--------------------------------------------------------------------------------
1.   The present name of the corporation is:    Medar Inc.

2.   The identification number assigned by the Bureau is: 105-593
                                                         -----------------------

3.   All former names of the corporation are: New Medar, Inc.


4.   The date of filing the original Articles of Incorporation was: January 6,
     1978
------------------------------------------------------------------------------

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
--------------------------------------------------------------------------------
The name of the corporation is: Medar, Inc.

--------------------------------------------------------------------------------

ARTICLE II
--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is formed are:
To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.



--------------------------------------------------------------------------------

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

--------------------------------------------------------------------------------

     a.    These Restated Articles of Incorporation were duly adopted on the
       ---                  day of

               Signed this day of                          , 19              .





                       ---------------------------    --------------------------


                       ---------------------------    --------------------------
(Signatures of Incorporators; Type or Print Name Under Each Signature)
--------------------------------------------------------------------------------
     b. X These Restated Articles of Incorporation were duly adopted on the --- 27th day of March, _1999___ in accordance with the provisions of Section 642 of the Act and: (check one of the following)

              /X/ were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

              / / were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.


              / / were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

              / / were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.


                  Signed this 27th day of March, 1996

                  By:    Charles J. Drake
                     ----------------------------------------------------------
                         (Signature of an authorized officer or agent)


                     ----------------------------------------------------------
                                       (Type or Print Name)

ARTICLE III
--------------------------------------------------------------------------------
The total authorized shares:

Common shares   15,000,000
              ------------------------
Preferred shares 400,000
                 ---------------------
3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: See Attached Addendum 1



--------------------------------------------------------------------------------


ARTICLE IV
--------------------------------------------------------------------------------
1.   The address of the registered office is:

     38700 Grand River Avenue, Farmington Hill  ,           Michigan 48335
     -------------------------------------------
     (Street Address)            (City)                       (ZIP Code)

2.   The mailing address of the registered office, if different than above:

                                                       ,    Michigan
     --------------------------------------------------             ------------
     (Street Address or P.O. Box)            (City)                   (ZIP Code)

3.   The name of the resident agent is:      Max A. Coon
                                       -----------------------------------
--------------------------------------------------------------------------------

ARTICLE V (OPTIONAL.  DELETE IF NOT APPLICABLE.)
--------------------------------------------------------------------------------
Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.


--------------------------------------------------------------------------------

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)
--------------------------------------------------------------------------------
See attached addendum 2




--------------------------------------------------------------------------------

     Name of person or organization               Preparer's name and business
     remitting fees:                              telephone number:

     ------------------------------               ------------------------------
                                                  (   )
     ------------------------------               ------------------------------

--------------------------------------------------------------------------------
                          INFORMATION AND INSTRUCTIONS

1. The Articles of Incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of Act 284, P.A. of 1972, for the purpose of restating the Articles of Incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's Articles of Incorporation, along with any desired amendments to those articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 5 - Restated Articles of Incorporation submitted before the first meeting of the Board of Directors may be adopted by all of the incorporators by completing Item 5(a). Restated Articles of Incorporation which do not amend the Articles of Incorporation may be adopted by the Board of Directors without a vote of the shareholders by completing Item 5(b). Restated Articles of Incorporation which amend the Articles of Incorporation require adoption by the shareholders by completing Item 5(b).

6. The duration of the corporation should be stated in the restated Articles of Incorporation only if it is not perpetual.

7. For nonprofit charitable corporations, if restated articles change the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.

8. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

9.   This document must be signed by: (COMPLETE Item 5(a) or 5(b), BUT NOT BOTH)
     Item 5(a): must be completed and signed by a majority of the incorporators.
     Item 5(b): must be completed and signed by an authorized officer or agent.

10. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

     NONREFUNDABLE FEE ....................................................................................... $10.00
     TOTAL MINIMUM FEE ....................................................................................... $10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
      each additional 20,000 authorized shares or portion thereof ............................................ $30.00 maximum fee per filing for first 10,000,000 authorized shares .......................................... $5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares.............. $30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares............................. $200,000.00


      To submit by mail:                                        To submit in person:

      Michigan Department of Consumer & Industry Services       6546 Mercantile Way
      Corporation, Securities & Land Development Bureau         Lansing, MI  48911
      Corporation Division                                      Telephone: (517) 334-6302
      7150 Harris Drive
      P.O. Box 30054                                            Fees may be paid by VISA or Mastercard when
      Lansing, Michigan  48909                                  delivered in person to our office.

--------------------------------------------------------------------------------
      To submit electronically: (517) 334-8048
      *To use this service complete a MICH-ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact
      (517) 334-6327 or visit our WEB site at http://www.cis.state.mi.us/corp/.



--------------------------------------------------------------------------------

            ADDENDUM 1 ATTACHED TO AND MADE A PART OF CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF MEDAR, INC.

     (a) Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title and to include such number of shares as may be fixed and determined by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding, as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following respects:

          (i) The rate of dividend which the preferred stock of any such series shall be entitled to receive and whether such series shall be entitled to receive a dividend and whether such dividend shall be cumulative or non-cumulative.

          (ii) The amount per share which the preferred stock of any such series shall be entitled to receive in case of the redemption thereof or in case of a voluntary liquidation distribution or sale of assets, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

          (iii) The relative rights, if any, of the holders of preferred stock of any such series to vote the same, and the extent, terms and conditions of such voting rights.

          (iv) The right, if any, of the holders of preferred stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

          (v) The terms of the sinking fund or redemption of purchase account, if any, to be provided for the preferred stock of any such series.

     The description and terms of the preferred stock of each series shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series, shall be summarized in the certificates therefor, and a Certificate containing the resolution of the Board establishing and designating the series and prescribing the relative rights and preferences thereof shall be filed with the Corporations and Securities Bureau, Michigan Department of commerce, and when filed shall constitute an amendment to the Articles of Incorporation. All shares of preferred stock shall be of equal rank, and shall be identical in all respects except in respect of the particulars that may be fixed by the Board of Directors.

            ADDENDUM 2 ATTACHED TO AND MADE A PART OF CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF MEDAR, INC.


     To the full extent that the laws of the State of Michigan, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of Directors or Officers, no Director or Officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Neither the amendment or repeal of this Article nor the adoption of any provision of the Articles of Incorporation which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or Officer of the Corporation for or with respect to any act or omission of such Director or Officer occurring prior to such amendment, repeal or adoption.

C&S 515 (10/98)
--------------------------------------------------------------------------------
MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
       Date Received                           (FOR BUREAU USE ONLY)
                                   This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.



================================================================================
Name
Warren Cameron Faust & Asciutto, P.C.    (J.L. Cameron)        EFFECTIVE DATE:

-------------------------------------------------------
Address
P.O. Box 26067
-------------------------------------------------------
City                   State                 Zip Code
Lansing                 MI                    48909
================================================================================

   Document will be returned to the name and
    address you enter above. If left blank
document will be mailed to the registered office.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


--------------------------------------------------------------------------------
1.   The present name of the corporation is:  Medar, Inc.


2.   The identification number assigned by the Bureau is: 105-593
                                                          ----------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3. Article I of the Articles of Incorporation is hereby amended to read as follows:

     The name of the corporation is:   Integral Vision, Inc.


--------------------------------------------------------------------------------

COMPLETE ONLY ONE OF THE FOLLOWING:
--------------------------------------------------------------------------------
4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation were duly adopted on
the    day of        , 19  , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this    day of         , 19


------------------------------------        ------------------------------------
         (Signature)                                  (Signature)

------------------------------------        ------------------------------------
    (Type or Print Name)                          (Type or Print Name)


------------------------------------        ------------------------------------
         (Signature)                                  (Signature)

------------------------------------        ------------------------------------
    (Type or Print Name)                          (Type or Print Name)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
5.   (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE
     CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 28th day of June, 1999, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

  X     at a meeting the necessary votes were cast in favor of the amendment.

 ___ by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

 ___ by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

 ___    by the board of a profit corporation pursuant to section 611(2).


------------------------------------        ------------------------------------
       Profit Corporations                         Nonprofit Corporations

Signed this 29th day of June, 1999          Signed this     day of       , 19

By                                          By
  ----------------------------------          ----------------------------------
  (Signature of an authorized                     (Signature of President,
       officer or agent)                       Vice-President, Chairperson or
                                                     Vice-Chairperson)

Richard R. Current, Vice President
------------------------------------        ------------------------------------
       (Type or Print Name)                 (Type or Print Name)
                                                           (Type or Print Title)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6. (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A DIRECTORSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the
   day of             , 19   , by the directors of a nonprofit corporation whose
articles of incorporation state it is organized on a directorship basis (check one of the following)

         at a meeting the necessary votes were cast in favor of the amendment.
     ---
         by written consent of all directors pursuant to Section 525 of the Act.
     ---


              Signed this     day of            , 19


                  By
                     -------------------------------------------
                      (Signature of President, Vice-President,
                         Chairperson or Vice-Chairperson)


              -------------------------------------------------------
                 (Type or Print Name)       (Type or Print Title)

--------------------------------------------------------------------------------

C&S 515
     Name of Person or Organization                 Preparer's Name and Business
     Remitting Fees:                                Telephone Number:
     Warren Cameron Faust & Asciutto, P.C.          Josephine L. Cameron
                                                    (517) 349-8600
--------------------------------------------------------------------------------

                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

    Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.  Signatures:
        PROFIT CORPORATIONS:
          1) Item 4 must be completed and signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
          2) Item 5 must be completed and signed by an authorized officer or agent of the corporation.
        NONPROFIT CORPORATIONS:
          1) Item 4 must be completed and signed by all of the incorporators listed in the Articles of Incorporation.
          2) Item 5 or 6 must be completed and signed by either the president, vice-president, chairperson or vice-chairperson.

9. NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.................................................................$10.00

    ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS
    ARE:
    each additional 20,000 authorized shares or portion thereof...........$30.00 maximum fee per filing for first 10,000,000 authorized shares......$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of
    10,000,000 shares.....................................................$30.00
    maximum fee per filing for authorized shares in excess of 10,000,000 shares.......................................................... $200,000.00
    ----------------------------------------------------------------------------
    TO SUBMIT BY MAIL:                            TO SUBMIT IN PERSON:
    Michigan Department of Consumer &                6546 Mercantile Way
      Industry Services Corporation,                 Lansing, MI  48911
      Securities & Land Development Bureau           Telephone: (517) 334-6302
    Corporation Division
    7150 Harris Drive
    P.O. Box 30054                                Fees may be paid by VISA or
    Lansing, Michigan  48909                      Mastercard when delivered in
                                                  person to our office.
    ----------------------------------------------------------------------------
    To submit electronically: (517) 334-8048
    *To use this service complete a MICH-ELF application to provide your VISA or
     Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 334-6327 or visit our WEB site at http://www.cis.state.mi.us/corp/.
    ----------------------------------------------------------------------------